                                                                  EXHIBIT 4.08





                               SECURITY AGREEMENT

                                      among

                              JCC HOLDING COMPANY,
                          JAZZ CASINO COMPANY, L.L.C.,
                          CERTAIN OF THEIR SUBSIDIARIES

                                       and

                              THE BANK OF NEW YORK,
                               as Collateral Agent


                           Dated as of March 30, 2001

                                TABLE OF CONTENTS


                                                                                                           Page
                                                                                                           ----
ARTICLE I       SECURITY INTERESTS..........................................................................3

         1.1.   Grant of Security Interests.................................................................3
         1.2.   Power of Attorney...........................................................................4

ARTICLE II      GENERAL REPRESENTATIONS, WARRANTIES AND
                   COVENANTS................................................................................4

         2.1.   Necessary Filings...........................................................................4
         2.2.   No Liens....................................................................................4
         2.3.   Other Financing Statements..................................................................5
         2.4.   Chief Executive Office; Jurisdiction of Organization; Records...............................5
         2.5.   Location of Inventory and Equipment.........................................................5
         2.6.   Pledged Accounts............................................................................6
         2.7.   Trade Names; Change of Name.................................................................7
         2.8.   Recourse....................................................................................7

ARTICLE III     SPECIAL PROVISIONS CONCERNING RECEIVABLES;
                   CONTRACT RIGHTS..........................................................................7

         3.1.   Maintenance of Records......................................................................7
         3.2.   Direction to Account Debtors; Contracting Parties; etc......................................8
         3.3.   Modification of Terms; etc..................................................................8
         3.4.   Collection..................................................................................8
         3.5.   The Assignors Remain Liable.................................................................8
         3.6.   Further Actions.............................................................................9

ARTICLE IV      SPECIAL PROVISIONS CONCERNING MARKS.........................................................9

         4.1.   Additional Representations and Warranties...................................................9
         4.2.   Licenses and Assignments....................................................................9
         4.3.   Infringements...............................................................................9
         4.4.   Preservation of Marks......................................................................10
         4.5.   Maintenance of Registration................................................................10
         4.6.   Future Registered Marks....................................................................10

ARTICLE V       SPECIAL PROVISIONS CONCERNING
                   PATENTS AND COPYRIGHTS..................................................................10

         5.1.   Additional Representations and Warranties..................................................10
         5.2.   Licenses and Assignments...................................................................10
         5.3.   Infringements..............................................................................11
         5.4.   Maintenance of Patents.....................................................................11

                                      (i)

         5.5.   Prosecution of Patent Application..........................................................11
         5.6.   Other Patents and Copyrights...............................................................11

ARTICLE VI      PROVISIONS CONCERNING ALL COLLATERAL.......................................................11

         6.1.   Protection of Collateral Agent's Security..................................................11
         6.2.   Warehouse Receipts Non-negotiable..........................................................12
         6.3.   Further Actions; Louisiana Matters.........................................................12
         6.4.   Financing Statements.......................................................................13

ARTICLE VII     REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT...............................................13

         7.1.   Remedies; Obtaining the Collateral Upon Default............................................13
         7.2.   Remedies; Disposition of the Collateral....................................................15
         7.3.   Waiver of Claims...........................................................................15
         7.4.   Application of Proceeds....................................................................16
         7.5.   Remedies Cumulative........................................................................16
         7.6.   Discontinuance of Proceedings..............................................................17

ARTICLE VIII    INDEMNITY..................................................................................17

         8.1.   Indemnity..................................................................................17
         8.2.   Indemnity Obligations Secured by Collateral; Survival......................................18

ARTICLE IX      DEFINITIONS................................................................................19


ARTICLE X       MISCELLANEOUS..............................................................................26

         10.1.  Notices....................................................................................26
         10.2.  Waiver; Amendment..........................................................................26
         10.3.  Obligations Absolute.......................................................................27
         10.4.  Successors and Assigns.....................................................................27
         10.5.  Headings...................................................................................27
         10.6.  Severability...............................................................................27
         10.7.  GOVERNING LAW..............................................................................27
         10.8.  Assignors' Duties..........................................................................27
         10.9.  Termination; Release.......................................................................27
         10.10  Counterparts...............................................................................28
         10.11. The Collateral Agent.......................................................................28
         10.12. Gaming Regulations.........................................................................28
         10.13. Additional Assignors.......................................................................28
         10.14. Intercreditor Agreement....................................................................29
         10.15. No Third Party Beneficiaries...............................................................29

ANNEX A  Schedule of Permitted Liens
ANNEX B  Schedule of Chief Executive Office and Record Locations
ANNEX C  Schedule of Inventory and Equipment Locations
ANNEX D  Form of Consent of Depositary Bank

                                      (ii)

ANNEX E Pledged Accounts
ANNEX F Schedule of Trade, Fictions and Other Names
ANNEX G Schedule of Marks
ANNEX H Schedule of License Agreements and Assignments
ANNEX I Schedule of Patents and Applications
ANNEX J Schedule of Copyrights and Applications
ANNEX K Assignment of Security Interest in United States Trademarks and Patents ANNEX L Assignment of Security Interest in United States Copyrights




                                     (iii)

                                                                       EXHIBIT F

                               SECURITY AGREEMENT


               SECURITY AGREEMENT, dated as of March 30, 2001, among each of the undersigned (each an "Assignor" and, together with any other entity that becomes a party hereto pursuant to Section 10.13 hereof, the "Assignors") and The Bank of New York, as Collateral Agent (the "Collateral Agent") for the benefit of (w) Harrah's Entertainment, Inc., a Delaware corporation ("HET"), and Harrah's Operating Company, Inc., a Delaware corporation ("HOC"), or any successor or substitute Minimum Payment Guarantor under any other Minimum Payment Guarantor Documents referred to below (the "Minimum Payment Guarantors"), (x) HET, HOC and Harrah's New Orleans Management Company ("HNOMC"), as lenders under the Revolving Credit Agreement hereinafter referred to, together with any successor and other lenders and letter of credit issuers under the Revolving Credit Agreement hereinafter referred to (HET, HOC, HNOMC and any other such lenders or letter of credit issuers, if any, are hereinafter called the "Revolver Creditors"), and (y) the holders from time to time of the Senior Notes hereinafter referred to (such holders of the Senior Notes hereinafter called the "Senior Note Holders") and the Senior Note Trustee referred to below (the Senior Note Holders, together with the Senior Note Trustee in its capacity as such, are hereinafter called the "Senior Note Creditors" and, together with the Minimum Payment Guarantors and the Revolver Creditors, are hereinafter called the "Secured Creditors"). Except as otherwise defined herein, terms used herein and defined in the Intercreditor Agreement (as in effect on the date hereof and without giving effect to any termination thereof) shall be used herein as so defined.


                                   WITNESSETH:


               WHEREAS, HET and HOC have jointly and severally provided the initial Minimum Payment Guaranty (and HET and HOC and/or one or more other Minimum Payment Guarantors may hereafter provide one or more substitute or replacement Minimum Payment Guaranties) and in connection therewith Jazz Casino Company, L.L.C., a Louisiana limited liability company ("JCC"), HET and HOC have entered into that certain Amended and Restated HET/JCC Agreement dated as of March 30, 2001 (as amended, modified or supplemented from time to time, the "HET/JCC Agreement");

               WHEREAS, JCC, as borrower, JCC Holding Company ("JCC Holding"), Canal Development, Fulton Development and JCC Development, as guarantors, and HET, HOC and HNOMC, as lenders, have entered into a Revolving Credit Agreement, dated as of March 30, 2001, providing for the making of loans and the issuance of, and participation in, letters of credit as contemplated therein (as used herein, the term "Revolving Credit Agreement" means the Revolving Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Revolving Credit Agreement, such agreement shall only be treated as, or as part of, the Revolving Credit Agreement hereunder if (i) either (A) all obligations under the Revolving Credit Agreement being refinanced or replaced (if then outstanding) shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Revolving Credit Agreement shall have terminated in accordance with their terms or (B) the Required Revolver Creditors shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Revolving Credit Agreement, (ii) the refinancing or replacement indebtedness shall be permitted to be incurred under the Revolving Credit Agreement being refinanced or replaced (if such Revolving Credit Agreement is to remain outstanding) and the other Revolving Credit Documents then in effect, and under the Senior Note Documents referred to below (if any Senior Notes remain outstanding) and (iii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Revolving Credit Agreement shall be delivered by JCC to the Collateral Agent;

               WHEREAS, JCC, as issuer, JCC Holding, Canal Development, Fulton Development and JCC Development, as guarantors, and the Senior Note Trustee have executed an Indenture, dated as of March 30, 2001 (as amended, modified or supplemented from time to time, the "Senior Note Indenture," and together with the Senior Notes and all other documents and agreements relating thereto are herein called the "Senior Note Documents"), pursuant to which the Company (x) will initially issue $124,520,000 in aggregate principal amount of its Senior Notes due 2008 and (y) may, in accordance with the terms of the Senior Note Indenture, issue additional principal amounts of its Senior Notes due 2008 as a result of its payment of interest in Secondary Securities, as defined in the Senior Note Indenture (with all Senior Notes issued as contemplated by preceding clauses (x) and (y), together with any securities issued in replacement or substitution therefor, being herein called the "Senior Notes");

               WHEREAS, JCC Holding and each other Assignor (other than JCC) has jointly and severally guaranteed to the Revolver Creditors the payment when due of all obligations and liabilities of JCC under or with respect to the Revolving Credit Documents;

               WHEREAS, pursuant to Article X of the Senior Note Indenture, JCC Holding and each other Assignor (other than JCC) have jointly and severally guaranteed (the "Senior Note Guaranty") to the Senior Note Creditors the payment when due of all obligations and liabilities of JCC under or with respect to the Senior Note Documents;

               WHEREAS, the Secured Creditors and the Collateral Agent have entered into that certain Intercreditor Agreement dated as of March 30, 2001 (the "Intercreditor Agreement") setting forth the respective rights of the Secured Creditors in the Collateral referred to in this Agreement, the Pledge Agreement and the Mortgages;

               WHEREAS, it is a condition precedent to each of the above-described extensions of credit to JCC that the Assignors shall have executed and delivered to the Collateral Agent this Agreement; and

               WHEREAS, each Assignor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;


               NOW, THEREFORE, in consideration of the extensions of credit to be made to JCC and other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:


                                    ARTICLE I

                               SECURITY INTERESTS

               1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of the Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby grant to the Collateral Agent for the benefit of the Secured Creditors, upon the terms and subject to the conditions of this Agreement and further subject to the provisions of the Intercreditor Agreement, a continuing security interest (subject to Liens to the extent permitted under the terms of all Secured Debt Documents from time to time in effect) in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable,
(ii) all Contracts, together with all Contract Rights arising thereunder (in each case except to the extent constituting Excluded Collateral), (iii) all Inventory, (iv) the Cash Collateral Account established with the Collateral Agent for such Assignor and all monies, securities, investments and instruments deposited or required to be deposited in such Cash Collateral Account, (v) all present and future bank accounts of such Assignor including, without limitation, any demand, time savings, passbook, certificates of deposit, or like accounts maintained by such Assignor with any bank, savings and loan association, credit union or other organization, all money, cash and checks, drafts, notes, bills, bills of exchange, securities, investments, bonds or other instruments, writings or property of such Assignor from time to time received, receivable or otherwise distributed in respect thereof, in renewal or extension thereof, or in exchange therefor, whether or not deposited in any such deposit account (collectively, in each case, except to the extent constituting Excluded Collateral, the "Pledged Accounts"), (vi) all Equipment, (vii) all Fixtures, (viii) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks, and all licenses of rights associated therewith, (ix) all Patents and Copyrights, and all reissues, renewals or extensions thereof, (x) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, trade secrets, (xi) all other Goods, General Intangibles, Permits (other than the Casino Operating Contract), Chattel Paper, Investment Property and Documents, (xii) all Proceeds and products of any and all of the foregoing and (xiii) all other personal property of any Assignor of any nature whatsoever, including, without limitation, all accounts, bank accounts, deposits, credit balances, contract rights, inventory, general intangibles, goods, equipment, instruments, chattel paper, machinery, furniture, furnishings, fixtures, tools, supplies, appliances, plans and drawings and all property from time to time described in any financing statement (UCC-1) signed by any Assignor naming the Collateral Agent as secured party for the benefit of the Secured Creditors (all of the above, collectively, the "Collateral"). Notwithstanding the foregoing, the term "Collateral" shall not include any Excluded Collateral.

               (b) The security interests of the Collateral Agent under this Agreement extend to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

               1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney-in-fact, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise), in the Collateral Agent's discretion, to take any action and to execute any instrument or document which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest. This appointment is coupled with an interest and is irrevocable.


                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

               Each Assignor represents, warrants and covenants to the Collateral Agent, for the benefit of the Secured Creditors, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

               2.1. Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (except that the Collateral may be subject to the security interests evidenced by the financing statements disclosed on Annex A hereto (the "Permitted Filings") and to other Liens permitted under all the Secured Debt Documents from time to time in effect) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction, from time to time, to perfected security interests.

               2.2. No Liens. Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Liens created hereby, Liens permitted under all the Secured Debt Documents from time to time in effect and Liens evidenced by the Permitted Filings), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

               2.3. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on file or of record in any relevant jurisdiction covering or purporting to cover any interest of any kind in the Collateral except as disclosed in Annex A hereto and so long as the Termination Date has not occurred, unless otherwise permitted under the terms of all the Secured Debt Documents from time to time in effect, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Assignor.

               2.4. Chief Executive Office; Jurisdiction of Organization; Records. The chief executive office of each Assignor is located, as of the date hereof, at the address or addresses indicated on Annex B for such Assignor, and the organizational structure and the jurisdiction of incorporation or organization, as the case may be, for each Assignor, as of the date hereof, is listed on Annex B for such Assignor. No Assignor will move its chief executive office or change, or permit the change of, its organizational structure or its jurisdiction of organization (whether by merger, reincorporation or otherwise), except to such new location, organizational structure or jurisdiction, as the case may be, as such Assignor may establish in accordance with the following provisions of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office, at such other locations shown on Annex B hereto or at such new locations as such Assignor may establish in accordance with the remaining sentences of this Section 2.4. No Assignor shall establish new locations for such offices, new organizational structure or new jurisdiction of organization until (i) it shall have given to the Collateral Agent not less than 20 days' prior written notice of its intention so to do, clearly describing such new location, organizational structure or jurisdiction and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, organizational structure or jurisdiction, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) it shall have furnished an opinion of counsel acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices (and shall have previously furnished any such forms or statements to the Collateral Agent for execution), and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby. Promptly after (x) establishing a new location for such offices in accordance with the immediately preceding sentence or (y) any change in the organizational structure or jurisdiction of organization of any Assignor, the respective Assignor shall deliver to the Collateral Agent a supplement to Annex B hereto so as to cause such Annex B to be complete and accurate.

               2.5. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations for such Assignor shown on Annex C hereto. Each Assignor agrees that all Inventory and all Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations for such

Assignor shown on Annex C hereto, or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5. Any Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, as promptly as practicable and in no event later than 30 days after the establishment thereof, it shall have taken all action to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) it shall have furnished an opinion of counsel acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby.

                  2.6. Pledged Accounts. (a) The Pledged Accounts are, and will continue to be, maintained at, and controlled and directed from, the respective offices of those institutions set forth on Annex E hereto (such institutions, the "Pledged Account Banks"). Concurrently with the establishment of any Pledged Account, each Assignor will cause the applicable Pledged Account Bank to execute and deliver to the Collateral Agent a consent substantially in the form of Annex D hereto. No Assignor shall establish any additional Pledged Account until (i) it shall have given to the Collateral Agent prior written notice of intention so to do, clearly describing such new account and providing such other information in connection therewith as Collateral Agent may reasonably request and (ii) with respect to such new account, it shall have taken all action to maintain the security interest of the Collateral Agent in such Collateral intended to be granted hereby at all times fully perfected and in full force and effect, including by having any bank or other institution which maintains such account to execute and deliver to the Collateral Agent a consent substantially in the form Annex D hereto.

                  (b) Upon the occurrence and during the continuance of any Event of Default, and upon notice by the Collateral Agent to each Assignor (although no such notice shall be required to be so given in the case of an Event of Default of the types described in Sections 6.1(e), (f), (g) and (h) of the Revolving Credit Agreement or Sections 6.1(f) and (g) of the Senior Note Indenture), the Assignors shall no longer have the right to withdraw funds from any Pledged Account, and, subject to (i) the terms of the Intercreditor Agreement, (ii) the rights of the landlord under the Casino Lease to certain of the funds in the Pledged Accounts pursuant to Sections 5.3(e), 7.1(c) and 19.8(d) of the Casino Lease and (iii) the rights of the landlord in and to a portion of the rent under Section 3.1 of the Second Floor Sublease (as defined in the Senior Note Indenture), the Collateral Agent shall have the sole right to make withdrawals from the Pledged Accounts, provided that (subject to the rights of the Collateral Agent under Section 7.1(d) to withdraw such funds) (x) the Assignors may continue to withdraw funds from the Pledged Accounts (to the extent that such funds have not been withdrawn as permitted by Section 7.1 of this Agreement) to make payments and pay operating expenses required under the terms of the Casino Lease and the Casino Operating Contract and the Collateral Agent may rely on a certificate of the Assignor as to such amounts and (y) the Manager may continue to withdraw funds from the accounts referred to in Section
8.03 of the Management Agreement to pay
operating expenses of the Casino pursuant to the Annual Plan (under and as defined in the Management Agreement) then in effect. All Collateral held in the Pledged Accounts shall be held therein in accordance with the terms of this Agreement.

               2.7. Trade Names; Change of Name. No Assignor has or operates in any jurisdiction under, or in the preceding 12 months has had or has operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Annex F hereto. No Assignor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex F hereto and new names (including, without limitation, any names of divisions or operations) established in accordance with the last sentence of this Section 2.7. No Assignor shall assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new name, it shall have taken all action to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) at the request of the Collateral Agent, it shall have furnished an opinion of counsel acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

               2.8. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the Secured Debt Documents and otherwise in writing in connection herewith or therewith. No Assignor shall assert against the Collateral Agent any claim or defense which such Assignor may have against any seller of the Collateral or any part thereof or against any person with respect to the Collateral or any part thereof.


                                   ARTICLE III

                          SPECIAL PROVISIONS CONCERNING
                          RECEIVABLES; CONTRACT RIGHTS

               3.1. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense records of its Receivables and Contracts in accordance with good business practice, and such Assignor will make the same available on its premises to the Collateral Agent for inspection, at such Assignor's own cost and expense, at any and all reasonable times upon demand. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent (acting on the instructions of the Required Secured Creditors under the Intercreditor Agreement) so directs, each Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

               3.2. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x) and (y) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent that such Assignor might have done. Without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement. The costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by any Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

               3.3. Modification of Terms; etc. No Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term relating to such indebtedness or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent, except as permitted by Section 3.4. Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

               3.4. Collection. Each Assignor shall endeavor to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, prior to the occurrence of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Assignor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by any Assignor or the Collateral Agent, shall be borne by such Assignor.

               3.5. The Assignors Remain Liable. Notwithstanding anything to the contrary contained herein, (x) each Assignor shall remain liable under the Contracts to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (y) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Assignor from any of its duties or obligations under the Contracts and (z) the Collateral Agent and the Secured Creditors shall not have any obligation or liability under the Contracts by reason of this Agreement, nor shall the Collateral Agent or any Secured Creditor be obligated to perform any of the obligations or duties of any Assignor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

               3.6. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts and other property or rights covered by the security interest hereby granted, as may be required to maintain the perfection and priority of the security interests granted hereby, and to carry out its obligations and covenants hereunder, or as the Collateral Agent may reasonably require.


                                   ARTICLE IV

                       SPECIAL PROVISIONS CONCERNING MARKS

               4.1. Additional Representations and Warranties. Each Assignor represents and warrants to the Collateral Agent, for the benefit of the Secured Creditors, that it is the true and lawful exclusive owner of the Marks listed in Annex G hereto and that said listed Marks include all the United States federal registrations or applications registered in the United States Patent and Trademark Office. The Assignor represents and warrants that it owns or is licensed to use or is not prohibited from using all Marks that it uses. Each Assignor further warrants that it is aware of no third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any Mark. Each Assignor represents and warrants that it is the owner of record of all United States registrations and applications listed in Annex G hereto and that said registrations are valid, subsisting, have not been cancelled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable.

               4.2. Licenses and Assignments. Other than the license agreements listed on Annex H hereto and any extensions or renewals thereof, each Assignor hereby agrees not to divest itself of any right under any Mark that such Assignor is required to maintain under Section 4.5 hereof absent prior written approval of the Collateral Agent.

               4.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is infringing or otherwise violating any of such Assignor's rights in and to any Mark, or with respect to any party claiming that such Assignor's use of any Mark violates in any material respect any property right of that party. Each Assignor further agrees, unless otherwise agreed by the Collateral Agent, diligently to prosecute any Person infringing any material Mark.

               4.4. Preservation of Marks. Each Assignor agrees to use those Marks that such Assignor is required to maintain under Section 4.5 hereof in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks registered under the laws of the United States.

               4.5. Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. Sections 1051 et seq. to maintain trademark registration, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Marks pursuant to 15 U.S.C. Sections 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent; provided that no Assignor shall be obligated to maintain any Mark in the event that such Assignor determines, in its reasonable business judgment, that the maintenance of such Mark is no longer necessary or desirable in the conduct of its business. Each Assignor agrees to notify the Collateral Agent three (3) months prior to the date on which the affidavits of use or the applications for renewal registration are due with respect to any registered Mark that the affidavits of use or the renewal is being processed or being abandoned, as the case may be.

               4.6. Future Registered Marks. If any Mark registration issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within thirty (30) days of receipt of such certificate such Assignor shall deliver a copy of such certificate, and a grant of security in such mark to the Collateral Agent, confirming the grant thereof hereunder.


                                    ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
                             PATENTS AND COPYRIGHTS

               5.1. Additional Representations and Warranties. Each Assignor represents and warrants to the Collateral Agent, for the benefit of the Secured Creditors, that it is the true and lawful exclusive owner of all rights in the Patents listed in Annex I hereto and in the Copyrights listed in Annex J hereto, that said Patents include all the United States patents and applications for United States patents that such Assignor now owns and that said Copyrights constitute all the United States copyrights registered with the United States Copyright Office and applications for United States copyrights that such Assignor now owns. Each Assignor represents and warrants that it owns or is licensed to practice under all Patents and Copyrights that it now uses or practices under. Each Assignor further warrants that it is aware of no third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any Patent or any Copyright.

               5.2. Licenses and Assignments. Other than the license agreements listed on Annex H hereto and any extensions or renewals thereof, each Assignor hereby agrees not to divest itself of any right under any significant Patent or significant Copyright absent prior written approval of the Collateral Agent.

               5.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement or other violation of such Assignor's rights in any Patent or Copyright, or with respect to any claim that practice of any Patent or use of any Copyright violates any property right of a third party. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any Person infringing any Patent or Copyright.

               5.4. Maintenance of Patents. At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. Section 41 to maintain in force rights under each significant Patent.

               5.5. Prosecution of Patent Application. At its own expense, each Assignor shall diligently prosecute all applications for Patents listed in Annex G hereto and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent, unless such Assignor determines, in its reasonable discretion, that prosecuting such application is no longer necessary or desirable in the conduct of its business.

               5.6. Other Patents and Copyrights. Within 30 days of acquisition of a Patent or Copyright, or of filing of an application for a Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said Patent or Copyright or such application, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder.


                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

               6.1. Protection of Collateral Agent's Security. (a) Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor's own expense to the extent and in the manner provided in the Secured Debt Documents from time to time in effect. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

               (b) Each Assignor shall furnish to the Collateral Agent from time to time, without notice or demand by the Collateral Agent, (i) not later than 10 Business Days prior to the expiration date of each insurance policy maintained pursuant to this Section 6.1, a binding commitment (issued by the insurer or an insurance agent for the insurer authorized to issue such certificate who shall certify its authority) evidencing the issuance of a replacement policy or the extension of such existing policy and that such new or extended insurance policy is in full force and effect and (ii) evidence satisfactory to the Collateral Agent of payment of the premium therefor within 30 days of any request by the Collateral Agent and (iii) within 30 days of any request by the Collateral Agent, a certificate as to the coverage of any such new or extended insurance policy required to be maintained hereunder (issued by the insurer or an insurance agent for the insurer authorized to issue such certificate who shall certify its authority) to the effect that such insurance policy is in force and effect.

               6.2. Warehouse Receipts Non-negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law from time to time hereinafter).

               6.3. Further Actions; Louisiana Matters. (a) Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, are reasonably appropriate or advisable to perfect, preserve or protect the security interest of the Collateral Agent in the Collateral.

               (b) Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall be governed by Chapters 8 and 9 of the Louisiana Commercial Laws, Louisiana R.S. 10:8-101 et seq. and 10:9-101 et seq., as may be amended from time to time hereinafter (collectively, the "Louisiana UCC"), to the extent that any security interest in any of the Collateral located in the State of Louisiana, and any remedies hereunder with respect thereto, are required to be governed by, and interpreted in accordance with, the laws of the State of Louisiana.

               (c) If an Event of Default shall occur and be continuing, the Collateral Agent shall have all remedies available to a secured party under the Louisiana UCC in addition to the other remedies provided elsewhere in this Agreement. For purposes of executory process under the laws of the State of Louisiana, each Assignor hereby acknowledges the Obligations and confesses judgment in favor of the Collateral Agent for the benefit of the Secured Creditors, for the full amount of the Obligations, including, without limitation, principal, interest, attorneys' fees, court costs, and all other fees, expenses and charges.

               (d) Each Assignor hereby expressly waives, to the fullest extent permitted by Louisiana law, the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws of the State of Louisiana conferring such benefits and the demand and three days' delay accorded by Articles 2639 and 2721 of the Louisiana Code of Civil Procedure.

               (e) Pursuant to Louisiana R.S. 27:275 et seq., the Collateral Agent is hereby authorized and empowered to file a petition to foreclose the liens created hereby in which the Louisiana Gaming Control Board is named a nominal defendant and the Assignors request the appointment of a receiver as contemplated by and in accordance with the provisions of the cited statutes. The filing of a verified petition by the Collateral Agent shall constitute prima facie proof of the Collateral Agent's right to enforce the liens created hereby in executory or ordinary proceedings, at the Collateral Agent's option, and to appointment of a receiver pursuant to the cited statutes.

               (f) In the event the Collateral or any part thereof is seized as an incident to an action for the recognition or the enforcement of this Agreement by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, the Assignors and the Collateral Agent hereby agree that the court issuing any such order shall, if petitioned for by the Collateral Agent, direct the Sheriff to appoint as a keeper of the Collateral, the Collateral Agent or any agent designated by the Collateral Agent or any person named by the Collateral Agent at the time such seizure is effected. This designation is made pursuant to La. R.S. 9:5136 through 5140.2, inclusive, as the same may be amended, and the Collateral Agent shall be entitled to all the rights and benefits afforded thereunder, including reasonable compensation, which compensation shall be secured by this Agreement, and which reasonable compensation shall not exceed one-tenth of one percent (0.1%) of the amount due or sued for or claimed or sought to be protected, preserved or enforced in the proceeding for the recognition of the liens created hereby.

               6.4. Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, as are necessary or desirable to establish and maintain a valid, enforceable and perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses. Each Assignor authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law.


                                   ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

               7.1. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect and further subject to the terms of the Intercreditor Agreement, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions, as the same may be amended from time to time hereinafter, and may also:

                  (a) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor; and

                  (b) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts and, as contemplated by such terms, any policy of insurance or any payment or performance bond) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all rights and remedies of such Assignor in respect of such Collateral; and

                  (c) withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4 hereof; and

                  (d) withdraw all monies, securities and instruments in the Reserve Fund (subject to the rights of the landlord under the Casino Lease pursuant to Sections 5.3(e), 7.1(c) and 19.8(d) of the Casino Lease) and the other Pledged Accounts for application to the Obligations in accordance with Section 7.4 hereof, and in connection therewith, deliver to the Reserve Fund Bank and the Pledged Account Banks the notice referred to in the form of consent attached hereto as Annex D; and

                  (e) sell, assign or otherwise liquidate, or direct such Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

                  (f) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent; and

                  (g) effect an absolute assignment of all of such Assignor's right, title and interest in and to each Mark (and the goodwill of the business of such Assignor associated therewith), Patent and Copyright;

it being understood that each Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. The Secured Creditors agree that this Agreement may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors (as defined in the Intercreditor Agreement) and that no Secured Creditor, except as otherwise provided in the Intercreditor Agreement, shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the Intercreditor Agreement.

               7.2. Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent and the Secured Creditors may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to any Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor's expense.

               7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE

UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and, except as otherwise provided in this Agreement, such Assignor hereby further waives, to the extent permitted by law:

                  (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

                  (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                  (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

               7.4. Application of Proceeds. All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied in the manner provided in Section 11 of the Intercreditor Agreement.

               7.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the other Secured Debt Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy, renewal or extension of any of the Obligations and no course of dealing between any Assignor and the Collateral Agent or any holder of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

               7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.


                                  ARTICLE VIII

                                    INDEMNITY

               8.1. Indemnity. (a) Each Assignor agrees to indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and their respective successors, assigns, employees, agents and servants (hereinafter in this Section
8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or any other document executed in connection herewith or in any other way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of (a) the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), any contract claim or, to the maximum extent permitted under applicable law, the violation of the laws of any country, state or other governmental body or unit, or any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage) or (b) the actual or alleged presence of hazardous materials in the air, surface water or groundwater or on the surface or subsurface of any real property owned, leased or at any time operated by such Assignor or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of hazardous materials at any location, whether or not owned or operated by such Assignor or any of their Subsidiaries, the non-compliance of any real property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any real property, or any environmental claim relating in any way to such Assignor or any of its Subsidiaries, their operations, or any real property owned, leased or at any time operated by such Assignor or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for expenses to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, such Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

               (b) Without limiting the application of Section 8.1(a) hereof, each Assignor, jointly and severally, agrees to pay, or reimburse the Collateral Agent for any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

               (c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor, jointly and severally, agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

               (d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, any Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

               8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Revolving Credit Agreement, all of the Senior Notes issued under the Senior Note Indenture and all obligations under the HET/JCC Agreement or any other Minimum Payment Guaranty Documents and the payment of all other Obligations and notwithstanding the discharge thereof.

                                   ARTICLE IX

                                   DEFINITIONS

               The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

               "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

               "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

               "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with the Collateral Agent for the benefit of the Secured Creditors.

               "Casino Operating Contract" shall have the meaning provided in the Senior Note Indenture.

               "Chattel Paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

               "Class" shall have the meaning provided in the Intercreditor Agreement.

               "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

               "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

               "Component Parts" shall mean those things or goods which after they are incorporated or permanently attached into a tract of land, a building or other construction become an integral part of it, and/or those things or goods which after they are permanently attached to a building or other construction cannot be removed without substantial damage to themselves or to the immovable property to which they are attached.

               "Contract Rights" shall mean all rights of any Assignor (including, without limitation, all rights to payment) under each Contract.

               "Contracts" shall mean (i) the Management Agreement, (ii) all construction contracts and sub-contracts relating thereto and all payment and performance bonds related thereto, (iii) all architectural, engineering, maintenance, management, leasing and service documents and franchise contracts, and (iv) all other contracts between any Assignor and one or more additional parties. Notwithstanding the foregoing, the definition of "Contracts" shall not include the Casino Operating Contract.

               "Copyrights" shall mean any United States copyright which any Assignor now or hereafter has registered with the United States Copyright Office, as well as any application for a

United States copyright registration now or hereafter made with the United States Copyright Office by any Assignor.

               "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

               "Documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

               "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment (including, without limitation, all gaming equipment, gaming devices, appliances, chattels, furnishings, furniture, fixtures, accessories, apparatus, building or construction materials and supplies, china, glassware, silverware, pots, pans, linens, stoves, refrigerators, freezers and other restaurant, bar, food service or kitchen appliances and equipment), furnishings, movable trade fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

               "Event of Default" shall mean any Event of Default under, and as defined in, the Intercreditor Agreement or any other default hereunder not constituting an Event of Default enumerated above in this definition after notice and 30 days' opportunity to cure, and shall in any event, include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.

               "Excluded Collateral" shall mean (i) the Casino Operating Contract, (ii) the House Bank, (iii) the Louisiana Gross Gaming Revenue Share Payments, including the States' Interest in Daily Collections, each as defined in the Casino Operating Contract, and (iv) the Casino Lease (it being understood and agreed that the security interests in the relevant Mortgage in respect to the Casino Lease exist and will not otherwise be effected by the inclusion of this paragraph (iv) herein).

               "Fixtures" shall mean those things which after placement on any real estate or immovable property, become Component Parts of the respective land, buildings and other constructions, and which are used in the conduct of business on such land or in such building or other constructions.

               "General Intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York and shall in any event include, without limitation, any and all of the relevant Assignor's present and future contract rights, instruments, documents and general intangibles necessary for use in connection with the operation of the Casino or the ownership of any Collateral, whether now existing or hereinafter created, or otherwise owned or acquired by such Assignor, and all liens, security interests, guaranties, remedies, privileges and other rights pertaining to such general intangibles, and all of the relevant Assignor's claims, rights, powers, privileges, authority, options, security interests, liens and remedies under any partnership or limited liability company agreement to which such Assignor is a party or with respect to any partnership or limited liability company of which such Assignor is a partner or member, respectively, and all inventions, processes, production methods, proprietary information and knowledge, and all licenses or other agreements granted to such Assignor with respect to the foregoing; all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, books, records, computer and automatic machinery software and programs and the like pertaining to operations by or the business of such Assignor; all field repair data, sales data and other information relating to sales or service of products manufactured or sold by such Assignor; all present and future Permits (other than the Casino Operating Contract) of governmental agencies held by such Assignor pertaining to its operations or business, except for licenses that cannot be transferred or encumbered by such Assignor without causing a default thereunder or termination thereof, including, without limitation, liquor and gaming licenses of such type; all rights of such Assignor to receive return of deposits and trust payments; all rights of such Assignor to payment under letters of credit and similar agreements; all tax refunds (including, without limitation, all foreign, federal, state and local income tax and property tax refunds) owed to such Assignor; all causes of action, rights, claims and warranties of such Assignor; all rights of such Assignor as lessor or lessee under any lease or rental agreement; all rights of such Assignor under any insurance, surety or similar contract or arrangement; all written guaranties and express or implied warranties regarding the Collateral and any part or parts thereof; and all goodwill.

               "Goods" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

               "HET" shall have the meaning provided in the first paragraph of this Agreement.

               "HET/JCC Agreement" shall have the meaning provided in the Recitals to this Agreement.

               "HNOMC" shall have the meaning provided in the first paragraph of this Agreement.

               "HOC" shall have the meaning provided in the first paragraph of this Agreement.

               "House Bank" shall have the meaning provided in the Management Agreement.

               "Indemnitee" shall have the meaning provided in Section 8.1 of this Agreement.

               "Intercreditor Agreement" shall have the meaning provided in the Recitals to this Agreement.

               "Inventory" shall mean merchandise, inventory, goods and other assets (including, without limitation, gaming equipment and gaming devices to the extent not included in the definition of "Equipment" and food and food products), and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.

               "Investment Property" shall mean any "investment property" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

               "JCC" shall have the meaning provided in the Recitals to this Agreement.

               "JCC Holding" shall have the meaning provided in the Recitals to this Agreement.

               "Lien" shall have the meaning provided in the Senior Note Indenture.

               "Louisiana Gaming Regulations" shall have the meaning provided in
Section 10.12.

               "Louisiana UCC" shall have the meaning provided in Section 6.3.

               "Management Agreement" shall have the meaning provided in the Senior Note Indenture.

               "Marks" shall mean any trademarks and service marks now held or hereafter acquired by any Assignor, which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by any Assignor in the United States and trade dress including logos, designs, trade names, company names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used in the United States.

               "Minimum Payment Guarantors" shall have the meaning provided in the first paragraph of this Agreement.

               "Minimum Payment Guaranty" shall have the meaning assigned that term in the Intercreditor Agreement.

               "Minimum Payment Guaranty Documents" shall have the meaning assigned that term in the Intercreditor Agreement.

               "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on all Protective Advances (as defined in the Intercreditor Agreement) made in accordance with the requirements of Section 4(e) of the Intercreditor Agreement and (y) all other obligations and indebtedness (including, without limitation, indemnities, fees, expenses, enforcement costs (including reasonable attorneys' fees) and interest on such obligations and indebtedness), of each Credit Party to the Secured Creditors, whether now existing or hereafter incurred, to the extent relating to Protective Advances made in accordance with
Section 4(e) of the Intercreditor Agreement and the due performance and compliance by each Credit Party with all the terms, conditions and agreements relating to such Protective Advances; (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, fees, expenses, enforcement costs (including reasonable attorneys' fees) and interest on such obligations and indebtedness) of such Assignor to the Minimum Payment Guarantors now existing or hereafter incurred under, arising out of, or in connection with any Minimum Payment Guaranty Document (in each case, to the extent such obligations and indebtedness relate to the Minimum Payment Guaranty) to which it is a party (including, without limitation, all such obligations and indebtedness under the HET/JCC Agreement) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in each such Minimum Payment Guaranty Document; (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, the principal of and interest on the notes issued, and Loans made, under the Revolving Credit Agreement, all reimbursement obligations and unpaid drawings with respect to letters of credit issued under the Revolving Credit Agreement, and all indemnities, fees, expenses, enforcement costs (including reasonable attorneys' fees) and interest on such obligations and indebtedness) of each Assignor to the Revolver Creditors now existing or hereafter incurred under, arising out of, or in connection with any Revolving Credit Document (including, without limitation, all such obligations and indebtedness under the Revolving Credit Agreement, and any guaranties thereof) to which such Assignor is a party and the due performance and compliance by each Assignor with all of the terms, conditions and agreements contained in the Revolving Credit Agreement and the other Revolving Credit Documents; (iv) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, the principal of, premium, if any, and interest on, the Senior Notes, and all indemnities, fees, expenses, enforcement costs (including reasonable attorneys' fees) and interest on such obligations and indebtedness) of each Assignor to the Senior Note Creditors now existing or hereafter incurred under, arising out of or in connection with the Senior Notes, the other Senior Note Documents and the Security Documents (including, without limitation, all such obligations and indebtedness under the Senior Note Guaranty) to which such Assignor is a party and the due performance and compliance by each Assignor with all of the terms, conditions and agreements contained therein; (v) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral, and any and all amounts (but without any interest thereon) owing to the Minimum Payment Guarantors to reimburse the Minimum Payment Guarantors for amounts paid by the Minimum Payment Guarantors to the Collateral Agent pursuant to the indemnity provisions contained in Section 6(c) and (d) of the Intercreditor Agreement; (vi) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of any Assignor referred to in clauses (i), (ii), (iii) and (iv), after an Event of Default shall have occurred and be continuing, the reasonable expenses of the Collateral Agent in re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (vii) all amounts paid by any

Indemnitee as to which such Indemnitee has the right to reimbursement under
Section 8.1 of this Agreement. It is acknowledged and agreed that the "Obligations" shall include extensions of credit described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

               "Patents" shall mean any United States patent to which any Assignor now or hereafter has title and any divisions or continuations thereof, as well as any application for a United States patent now or hereafter made by any Assignor.

               "Permits" shall mean any and all actions, approvals, certificates, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights or licenses of or from any governmental authority or agency, including, without limitation the Casino Operating Contract.

               "Permitted Filings" shall have the meaning provided in Section
2.1 of this Agreement.

               "Pledged Account Bank" shall have the meaning provided in Section 2.6(a) of this Agreement.

               "Pledged Accounts" shall have the meaning provided in Section 1.1(a) of this Agreement.

               "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

               "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York (and, to the extent not otherwise included within the aforementioned definition, "Receivables" shall also include all additional property or assets as may constitute "accounts" as defined in the Uniform Commercial Code as it may be amended from time to time hereinafter in the State of New York), now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for goods sold or leased or services performed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (i) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing,
(ii) all of such Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith,

(v) all books, records, ledger cards, and invoices relating thereto, (vi) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vii) all credit information, reports and memoranda relating thereto, (viii) all claims, rights, powers or privileges and remedies of any Assignor relating thereto or arising in connection therewith, including, without limitation, all rights of such Assignor to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which in the reasonable discretion of the Collateral Agent may be necessary or advisable in connection with any of the foregoing, and (ix) all other writings related in any way to the foregoing.

               "Reserve Fund" shall have the meaning provided in the Senior Note Indenture.

               "Revolver Creditors" shall have the meaning provided in the first paragraph of this Agreement.

               "Revolving Credit Agreement" shall have the meaning provided in the Recitals to this Agreement.

               "Secured Creditors" shall have the meaning provided in the first paragraph of this Agreement.

               "Secured Debt Documents" shall mean and include each of this Agreement, the Revolving Credit Agreement, the other Revolving Credit Documents, the Senior Note Documents, the HET/JCC Agreement and the other Minimum Payment Guaranty Documents and all Shared Security Documents.

               "Senior Note Creditors" shall have the meaning provided in the first paragraph of this Agreement.

               "Senior Note Documents" shall have the meaning provided in the Recitals to this Agreement.

               "Senior Note Guaranty" shall have the meaning provided in the Recitals to this Agreement.

               "Senior Note Holders" shall have the meaning provided in the first paragraph of this Agreement.

               "Senior Note Indenture" shall have the meaning provided in the Recitals to this Agreement.

               "Senior Note Trustee" shall mean Wells Fargo Bank Minnesota, National Association, in its capacity as trustee, pursuant to the Senior Note Indenture, and any successor thereof as such trustee.

               "Senior Notes" shall have the meaning provided in the Recitals to this Agreement.

               "Termination Date" shall have the meaning provided in Section
10.9 of this Agreement.


                                    ARTICLE X

                                  MISCELLANEOUS

               10.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

                  (a) if to any Assignor, at the address set forth opposite its signature below;

                  (b) if to the Collateral Agent:

                      Attention: The Bank of New York
                      10161 Centurion Parkway
                      Jacksonville, FL
                      Attention:  Cynthia Moore
                      Telephone No.:  1-800-705-0384

                  (c) if to any Minimum Payment Guarantor, at the address set forth in the Intercreditor Agreement;

                  (d) if to any Revolver Creditor, at the address set forth in the Intercreditor Agreement;

                  (e) if to any Senior Note Creditor, to the Senior Note Trustee at the address set forth in the Intercreditor Agreement;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder or, as to any Secured Creditor, as may otherwise be specified in the applicable Secured Debt Document.

               10.2. Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the terms of Section 16 of the Intercreditor Agreement.

               10.3. Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, the Intercreditor Agreement or any other Secured Debt Document except as specifically set forth in a waiver granted pursuant to Section 10.2 hereof; (c) any amendment to or modification of any Secured Debt Document or any security for any of the Obligations; whether or not any Assignor shall have notice or knowledge of any of the foregoing; or (d) any defect or any invalidity of this Agreement as same applies to any Assignor.

               10.4. Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and each Secured Creditor and their respective successors and assigns, provided that no Assignor may transfer or assign any or all of its rights or obligations hereunder except pursuant to an amendment to the terms of this Agreement effected in accordance with the requirements of
Section 10.2 hereof. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Documents regardless of any investigation made by the Secured Creditors or on their behalf.

               10.5. Headings. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

               10.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               10.7. GOVERNING LAW. EXCEPT AS MAY BE REQUIRED PURSUANT TO SECTIONS 6.3(b) THROUGH 6.3(f) HEREOF, THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

               10.8. Assignors' Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

               10.9. Termination; Release. (a) After the Termination Date, this Agreement and the security interests created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Article VIII hereof, shall survive any such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral of such Assignor as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which no obligations remain pursuant to the HET/JCC Agreement or any other Minimum Payment Guaranty Documents and all Minimum Payment Guaranties have been terminated, the total commitments under the Revolving Credit Agreement have been terminated, all Minimum Payment Guaranties have been terminated, no Note under the Revolving Credit Agreement is outstanding (and all Loans thereunder have been repaid in full), all letters of credit issued under the Revolving Credit Agreement have been terminated, no Senior Notes are outstanding and all Obligations then owing have been paid in full.

               (b) The Collateral Agent shall release any or all of the Collateral in accordance with the terms of Section 17 of the Intercreditor Agreement. Furthermore, one or more Assignors (other than JCC Holding and JCC) may be released from time to time as Assignors hereunder in accordance with the terms of Section 17 of the Intercreditor Agreement.

               10.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with JCC and the Collateral Agent.

               10.11. The Collateral Agent. The Collateral Agent will hold in accordance with this Agreement and the Intercreditor Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interest therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and the Intercreditor Agreement.

               10.12. Gaming Regulations. This Agreement and the security interests granted hereby and any remedies contemplated hereby, are and shall remain subject to the Louisiana Economic Development and Gaming Corporation Act, La. R.S. 27:1 et seq., La. R.S. 27:201 et seq. and the rules and regulations thereunder, as amended from time to time (collectively, the "Louisiana Gaming Regulations"), and the exercise of remedies hereunder will be subject to the Louisiana Gaming Regulations.

               10.13. Additional Assignors. It is understood and agreed that any Subsidiary of JCC Holding that is required to execute a counterpart of this Agreement after the date hereof pursuant to any Secured Debt Document shall automatically become an Assignor hereunder by executing a counterpart hereof and by delivering the same to the Collateral Agent.

               10.14. Intercreditor Agreement. Notwithstanding any other provision of this Agreement or any document or instrument executed by any Assignor, this Agreement and all liens and security interests and rights granted herein, and the priority thereof, are expressly subject to the provisions of the Intercreditor Agreement which are incorporated herein by reference and made applicable hereto. In addition, the Collateral Agent is the collateral agent under and pursuant to the terms of the Intercreditor Agreement, and, notwithstanding anything herein to the contrary, the rights, powers, remedies and obligations of the Collateral Agent hereunder shall be subject to the provisions of the Intercreditor Agreement. Any exercise or waiver by the Collateral Agent of any of its rights, powers or remedies hereunder or any other act by the Collateral Agent hereunder shall be conclusive evidence of the Collateral Agent's authority pursuant to the Intercreditor Agreement against all persons other than the Secured Creditors.

               10.15. No Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the parties hereto and their respective successors and assigns and for the benefit of the Secured Creditors from time to time and their respective successors and assigns and, except for the Secured Creditors and their successors and assigns, there shall be no third party beneficiaries hereof, nor shall any Person other than the parties hereto and their respective successors and assigns, and the Secured Creditors and their respective successors and assigns, be entitled to enforce the provisions hereof or have any claims against any party hereto (or any Secured Creditor) or their successors and assigns arising from, or under, this agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers, as the case may be, as of the date first above written.


                                   JCC HOLDING COMPANY,
                                     as Assignor




                                   By
                                     ------------------------------------------
                                        Title:



                                   JAZZ CASINO COMPANY, L.L.C.,
                                     as Assignor




                                   By
                                     ------------------------------------------
                                        Title:





                                   JCC CANAL DEVELOPMENT, L.L.C.,
                                        as Assignor

                                   By
                                     ------------------------------------------
                                        Title:





                                   JCC FULTON DEVELOPMENT, L.L.C.,
                                        as Assignor

                                   By
                                     ------------------------------------------
                                        Title:

                                   JCC DEVELOPMENT COMPANY, L.L.C.,
                                        as Assignor

                                   By
                                     ------------------------------------------
                                        Title:

                                   THE BANK OF NEW YORK,
                                     as Collateral Agent



                                   By
                                      -----------------------------------------
                                        Title:

                                                               ANNEX A
                                                                 to
                                                         Security Agreement








                           SCHEDULE OF PERMITTED LIENS


1.   UCC-1     Financing Statement 09-986447, Lease
               Filed: March 31, 2000, Caddo Parish, Louisiana
               Debtor: Jazz Casino Company
               Secured Party: Conseco Finance Vendor Services Corp.

                 - Assignment 09-995126, filed February 14, 2001
                   Secured Party: Wells Fargo Financial Leasing, Inc.

2.   UCC-1     Financing Statement 09-985628, Lease
               Filed: February 29, 2000, Caddo Parish, Louisiana
               Debtor: Jazz Casino Company, LLC
               Secured Party: Conseco Finance Vendor Services Corp.

                 - Assignment 09-995115, filed February 14, 2001
                   Secured Party: Wells Fargo Financial Leasing, Inc.

                                                                   ANNEX B
                                                                      to
                                                              Security Agreement








            SCHEDULE OF CHIEF EXECUTIVE OFFICES AND RECORD LOCATIONS
                                 (Section 2.4)

                                                                                   Jurisdiction of
                                                               Organizational      Organization or
Assignor                               Address                    Structure         Incorporation
--------                               -------                 --------------      ---------------
JCC Holding Company          One Canal Place, Suite 900          Corporation          Delaware
                             New Orleans, Louisiana 70130

Jazz Casino Company          One Canal Place, Suite 900          Limited              Louisiana
L.L.C.                       New Orleans, Louisiana 70130        liability
                                                                 company

JCC Canal Development,       One Canal Place, Suite 900          Limited              Louisiana
L.L.C.                       New Orleans, Louisiana 70130        liability
                                                                 company

JCC Fulton                   One Canal Place, Suite 900          Limited              Louisiana
Development, LLC             New Orleans, Louisiana 70130        liability
                                                                 company

JCC Development,             One Canal Place, Suite 900          Limited              Louisiana
L.L.C.                       New Orleans, Louisiana 70130        liability
                                                                 company

                                                                   ANNEX C
                                                                     to
                                                              Security Agreement






                  SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS
                                 (Section 2.5)

All Assignors have Inventory and Equipment at the locations set forth below.

NAME OF ASSIGNOR                  LOCATION                            ADDRESS                             FUNCTION
----------------                  --------                            -------                             --------

                          Offices of Jazz Casino            One Canal Place, Suite 900                 Casino Owner
                          Company, L.L.C.                   New Orleans, Louisiana 70130               offices

                          Offices of Harrah's New           One Canal Place, Suite 900                 Casino Manager
                          Orleans Management                New Orleans, Louisiana 70130               offices
                          Company

                          Harrah's New Orleans Casino       4 Canal Place                              Casino premises
                          Premises                          New Orleans, Louisiana 70130

                          Poydras Street Support            On the site bounded by Fulton              Casino parking
                          Facility Premises                 Street, Poydras Street,                    facility
                                                            Convention Center Boulevard
                                                            and Girod Street
                                                            New Orleans, Louisiana 70130

                          Employee and Bus Parking          On the site bounded by St.                 Ancillary parking
                          Support Facility Premises         Louis Street, Lafitte Street and           facilities
                                                            N. Claiborne and N. Prieur
                                                            Street

                          Warehouse                         925 S. White                               Storage
                                                            New Orleans, Louisiana 70125

                          CP3 Parking Lot at Canal          3 Canal Place                              Parking Lot
                                                            New Orleans, Louisiana 70130

                          Recruiting Office                 512 S. Peters                              Recruiting and
                                                            New Orleans, Louisiana 70130               Human Resources

                          Dealer School                     201 Tchopitoulis                           Dealer School
                                                            New Orleans, Louisiana 70130










                                                                       ANNEX D



                       FORM OF CONSENT OF DEPOSITARY BANK



                                                            ------------, ----


[Name and Address of Pledged Account Bank]


re Security Agreement


Ladies and Gentlemen:

               This will confirm the arrangements regarding the account of [name of Assignor] (the "Assignor"), Account Number ______, which is currently maintained with you (the "Account").

               Pursuant to a Security Agreement, dated as of March 30, 2001, as amended from time to time (the "Agreement"), between the Assignor, various other Assignors and , as Collateral Agent (the "Collateral Agent"), the Assignor has granted to the Collateral Agent a security interest in all cash, securities, certificates, checks, drafts, investments and instruments from time to time deposited in the Account.

               All monies, securities, certificates, checks, drafts, investments and instruments in the Account will become subject to the security interest under the Agreement and subject to the terms of this letter arrangement as soon as deposited therein. The Account shall not be subject to deduction, setoff, banker's lien, or any other right in favor of any person other than the Collateral Agent. The undersigned hereby waives any contractual or statutory security interest, banker's lien and/or right of offset the undersigned has in the Account and acknowledges receipt of the Security Agreement. The undersigned further agrees to mark its records to reflect the security interest in favor of the Collateral Agent in accordance with the Security Agreement and confirms that its records indicate that no other party has been granted a security interest in the Account The undersigned further agrees not to acknowledge or accept any other parties' security interest in the Account or to enter into any other agreement granting or acknowledging any other parties' control over or right to make entitlement orders with respect to the Account.

               Notwithstanding the security interest in favor of the Collateral Agent, if the conditions set forth in Sections 5.3(e), 7.1(c) and 19.8 of the Casino Lease (as defined the Senior Note Indenture) between Assignors and Landlord occur, Landlord shall become the assignee and shall have the sole right to draw upon and use all funds held in the Capital Replacement Fund for the purposes, to the extent, and subject to the limitations, set forth in the aforesaid Casino Lease. The Landlord's right to draw upon and use the Capital Replacement Fund, as assignee upon the occurrence of such conditions shall be superior to the rights of the Collateral Agent as set forth in

Section 19.15 of the Casino Lease. Nothing in this paragraph shall act to acknowledge any interest or right of Landlord in any Account other than the Capital Replacement Account.

               Pursuant to the Agreement, the Assignor also has granted the Collateral Agent an irrevocable power of attorney to give the notice referred to in the immediately succeeding sentence. Until you have received written notice from an officer of the Collateral Agent stating that an Event of Default as defined in the Agreement has occurred, the Assignor shall be entitled to make withdrawals from the Account and to invest the funds therein. Upon your receipt of such a written notice from an officer of the Collateral Agent directing you to do so, at the end of each business day until further written notice only from an officer of the Collateral Agent, each day's deposit to the Account are to be sent by wire and intact to the account designated below or to such other account designated in writing by an officer of the Collateral Agent:

               [Address of Account]



               For Credit: [name of Assignor]

               Account #

               This new arrangement will start upon your agreement to the foregoing. This agreement cannot be amended or terminated without at least thirty (30) days prior written notice to the Collateral Agent.

                                            Very truly yours,


                                            --------------------------------



                                            By
                                              ------------------------------
                                              Title:


ACCEPTED this ____ day of


----------------, ----:


[name of Assignor],
  as Assignor


By
  ----------------------
     Title:


[NAME OF PLEDGED ACCOUNT BANK]

By
  ----------------------
     Title:

                                                                    ANNEX E
                                                                      to
                                                              Security Agreement

                                PLEDGED ACCOUNTS
                                (Section 2.6(a))

BANK ACCOUNTS

                                                                Account
    Financial Institution              Account Title            Number         GL Number
    ---------------------              -------------           ---------       ---------
Jazz Casino Company, LLC; Casino Accounts (E30)

Chase Manhattan Bank           Jazz Casino Co LLC Medical      475006070   E30-0000-1030-020
Church Street Station          Benefits Account
P.O. 932
New York, NY 10008-0932

Chase Manhattan Bank           Jazz Casino Co LLC Dental       475002709   E30-0000-1030-021
Church Street Station          Benefits Account
P.O. 932
New York, NY 10008-0932

Hibernia National Bank         Jazz Casino Company, LLC        812534211   E30-0000-1030-000
313 Carondelet Street          Project Disbursement Account
New Orleans, LA 70130

Hibernia National Bank         Jazz Casino Company, LLC        542028035   E30-0000-1030-010
313 Carondelet Street          Casino A/P Disbursement
New Orleans, LA 70130          Account

Hibernia National Bank         Jazz Casino Company, LLC        812533665   E30-0000-1030-038
313 Carondelet Street          Project Account
New Orleans, LA 70130

Hibernia National Bank         Jazz Casino Company, LLC        542028043   E30-0000-1030-062
313 Carondelet Street          Casino Cage Disbursement
New Orleans, LA 70130

Hibernia National Bank         Jazz Casino Company, LLC        812533975   E30-0000-1030-070
313 Carondelet Street          Casino Operating Account
New Orleans, LA 70130

Hibernia National Bank         Jazz Casino Company, LLC        882130002   E30-0000-1030-100
313 Carondelet Street          Casino Telecheck Account
New Orleans, LA 70130

Hibernia National Bank         Jazz Casino Company, LLC        542028069   E30-0000-1030-585
313 Carondelet Street          Casino Payroll Disbursement
New Orleans, LA 70130

Hibernia National Bank         Jazz Casino Company, LLC        812534203   E30-0000-1030-585
313 Carondelet Street          Project Payroll Disbursement
New Orleans, LA 70130          Account

Hibernia National Bank         Jazz Casino Company, LLC        882129748   E30-0000-1040-010
313 Carondelet Street          Capital Reserve Account
New Orleans, LA 70130

Hibernia National Bank         Jazz Casino Company, LLC        542029724
313 Carondelet Street          Medical Insurance
New Orleans, LA 70130          Disbursement Account

Hibernia National Bank         Jazz Casino Company, LLC        882129721   E31-0000-1030-000
313 Carondelet Street          Corporate Operating Account
New Orleans, LA 70130

Hibernia National Bank         Jazz Casino Company, LLC        882294722
313 Carondelet Street          Net Cash Proceeds Account
New Orleans, LA 70130

Hibernia National Bank         Jazz Casino Company, LLC        542028077   E31-0000-1030-010
313 Carondelet Street          Corporate A/P Disbursement
New Orleans, LA 70130          Account

Dryades Savings Bank           Jazz Casino Company, LLC        800103797
P.O. Box 56009                 C.O.P.E. Grant Disbursement
New Orleans, LA 70156          Account Checking

Dryades Savings Bank           Jazz Casino Company, LLC        840100375
P.O. Box 56009                 C.O.P.E. Grant Disbursement
New Orleans, LA 70156          Account Money Market

JCC Holding Company

Hibernia National Bank         Jazz Casino Company, LLC        812533835   01-10100-00-00
313 Carondelet Street
New Orleans, LA 70130

JCC Development, L.L.C.

Hibernia National Bank         JCC Development A/P             542028086   20-10100-00-00
313 Carondelet Street          Disbursement Account
New Orleans, LA 70130

Hibernia National Bank         JCC Development                 812512978   20-10100-00-00
313 Carondelet Street          Operating Account
New Orleans, LA 70130

JCC Fulton Development, L.L.C.

Hibernia National Bank         JCC Fulton Development          812533592   30-10100-00-00
313 Carondelet Street          Operating Account
New Orleans, LA 70130

JCC Canal Development, L.L.C.

Hibernia National Bank         JCC Canal Development           812533606   40-10100-00-00
313 Carondelet Street          Operating Account
New Orleans, LA 70130

                                                                  ANNEX F
                                                                     to
                                                             Security Agreement





                   SCHEDULE OF TRADE, FICTIONS AND OTHER NAMES



Harrah's New Orleans Casino

Harrah's Jazz Casino

Harrah's New Orleans Jazz Casino

                                                                  ANNEX G
                                                                     to
                                                             Security Agreement



                   I. SCHEDULE OF U.S. TRADEMARK REGISTRATIONS

                      None

             II. SCHEDULE OF PENDING APPLICATIONS FOR U.S. TRADEMARK
                  REGISTRATIONS ON THE BASIS OF USE IN COMMERCE
                             UNDER 17 USC SECTION 1051(a)

                      None


             III. SCHEDULE OF PENDING APPLICATION FOR U.S. TRADEMARK
                 REGISTRATION ON THE BASIS OF INTENT TO USE THE
                    MARK IN COMMERCE UNDER 17 USC SECTION 1051(b)

                     None

                                                                  ANNEX H
                                                                     to
                                                             Security Agreement





                 SCHEDULE OF LICENSE AGREEMENTS AND ASSIGNMENTS


        I.   License Agreements
             ------------------
             None


        II.  Assignments
             -----------
             None

                                                                   ANNEX I
                                                                     to
                                                              Security Agreement




                      SCHEDULE OF PATENTS AND APPLICATIONS


          I.   Patents
               -------

               None

          II.  Patent Applications
               -------------------

               None

Application Serial No.                      Date Filed
----------------------                      ----------

                                                                    ANNEX J
                                                                      to
                                                              Security Agreement



                     SCHEDULE OF COPYRIGHTS AND APPLICATIONS



          I.   Copyrights
               ----------

               None

          II.  Copyright Applications
               ----------------------

               None

                                                                   ANNEX K
                                                                     to
                                                              Security Agreement



                         ASSIGNMENT OF SECURITY INTEREST
                     IN UNITED STATES TRADEMARKS AND PATENTS


               FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Assignor], a ___________ [corporation/partnership/limited liability company] (the "Assignor") with principal offices at _____________, hereby assigns and grants to The Bank of New York, as Collateral Agent, with principal offices at 10161 Centurion Prkwy., Jacksonville, FL 32256 (the "Assignee"), a security interest in (i) all of the Assignor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the "Marks") set forth on Schedule A attached hereto, (ii) all of the Assignor's right, title and interest in and to the United States patents (the "Patents") set forth on Schedule B attached, in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks and Patents, (iv) the goodwill of the businesses symbolized by the Marks and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

               THIS ASSIGNMENT is made to secure the full and prompt performance and payment of all the Obligations, as such term is defined in the Security Agreement among the Assignor, the other assignors from time to time party thereto and the Assignee, dated as of March 30, 2001 (as amended, restated or otherwise modified, from time to time, the "Security Agreement"). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Assignee shall, upon such satisfaction, execute, acknowledge, and deliver to the

Assignor an instrument in writing releasing the security interest in the Marks and Patents acquired under this Assignment.

               This Assignment has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ____ day of ____________, 200_.


                                     [ASSIGNOR], as Assignor

                                     By
                                       --------------------------------------
                                       Title:

                                     THE BANK OF NEW YORK
                                       as Collateral Agent, Assignee

                                     By
                                       --------------------------------------
                                       Title:

STATE OF NEW YORK             )
                              )  ss.:
COUNTY OF NEW YORK            )


               On this ____ day of __________, 200_ before me personally came _________________ who, being by me duly sworn, did state as follows: that he is
_______________ of [Assignor], that he is authorized to execute the foregoing Assignment on behalf of said corporation and that he did so by authority of the Board of Directors of said corporation.

                                        -------------------------
                                              Notary Public

STATE OF NEW YORK             )
                              ) ss.:
COUNTY OF NEW YORK            )


                  On this ____ day of ___________, 200_, before me personally came _____________________ who, being by me duly sworn, did state as follows: that he is __________________ of The Bank of New York, that he is authorized to execute the foregoing Assignment on behalf of said corporation and that he did so by authority of the Board of Directors of said corporation.



                                        -------------------------
                                              Notary Public

                                                                    SCHEDULE A



          MARK                   REG. NO.                   REG. DATE
          ----                   --------                   ---------

                                                                    SCHEDULE B


PATENT                         PATENT NO.                   ISSUE DATE
------                         ----------                   ----------

                                                                   ANNEX L
                                                                     to
                                                              Security Agreement




                         ASSIGNMENT OF SECURITY INTEREST
                           IN UNITED STATES COPYRIGHTS


               WHEREAS, [Assignor], a ____________
[corporation/partnership/limited liability company] (the "Assignor"), having its chief executive office at ________________, is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

               WHEREAS, The Bank of New York, as Collateral Agent, having its principal offices at 10161 Centurion Prkwy., Jacksonville, FL 32256 (the "Assignee"), desires to acquire a security interest in, and lien on, said copyrights and copyright registrations and applications therefor and the goodwill of the business symbolized by said copyrights; and

               WHEREAS, the Assignor is willing to assign to the Assignee, and to grant to the Assignee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above;


               NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of March 30, 2001, among the Assignor, the other assignors from time to time party thereto and the Assignee (as amended, restated or otherwise modified, from time to time, the "Security Agreement"), the Assignor hereby assigns to the Assignee, and grants to the Assignee a security interest in and a lien upon, the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto and the goodwill of the business symbolized by said copyrights.

               This Assignment has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

               Executed at New York, New York, the __ day of _________, 200_.


                                     [ASSIGNOR], as Assignor



                                     By
                                       ---------------------------------------
                                       Name:
                                       Title:

                                     THE BANK OF NEW YORK,
                                       as Assignee



                                     By
                                       ---------------------------------------
                                       Name:
                                       Title:

STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )


               On this __ day of ___________, 200_ before me personally came _______________, who being duly sworn, did depose and say that he is
___________________ of [Assignor], that he is authorized to execute the foregoing Assignment on behalf of said corporation and that he did so by authority of the Board of Directors of said corporation.



                                                  -------------------------
                                                         Notary Public